Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Pamela Chen, Tessa Davis and Clara Lang, each signing singly, and with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(i)	prepare and execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) (a) a Form ID (Application for Electronic Data Gathering, Analysis and Retrieval (EDGAR) Codes) (“Form ID”), and (b) any other documents necessary or appropriate to enable the undersigned to make electronic filings with the SEC;

(ii)	prepare and execute in the undersigned's name and on the undersigned's behalf Forms 3, 4 and 5, and amendments thereto, and any successor forms adopted by the SEC, in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(iii)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to draft, prepare, complete, finalize and execute any such Form 3, 4 or 5, Form ID, or update passphrase or amendment thereto, any successor forms adopted by the SEC, and any other documents necessary or appropriate to make such filings, and timely file such forms with the SEC or such States;

(iv)	(a) act as an account administrator (as such term may be defined by the SEC, from time to time) with respect to the undersigned’s EDGAR account and take all actions necessary or appropriate to enable the undersigned to make electronic filings with the SEC and (b) certify as to the identity and accuracy of (1) the individuals and entities authorized to act on the undersigned’s behalf with respect to the EDGAR Next system and electronic filings made with the SEC and (2) all information about the undersigned reflected on the undersigned’s EDGAR account;

(v)	designate certain individuals (other than the undersigned) to access and manage the undersigned’s EDGAR account as an “account administrator,” “user” or “technical administrator” or other such roles as the undersigned or the attorney(s)-in-fact may designate and as such terms may be defined by the SEC, from time to time; and

(vi)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney(s)-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney(s)-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney(s)-in-fact may approve in such attorney(s)-in-fact's discretion.

The undersigned hereby grants to such attorney(s)-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney(s)-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney(s)-in-fact.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of March, 2026.

/s/ Giorgio Riva
Name: Giorgio Riva
Title: President, Chief Executive Officer and Trustee

Subscribed, sworn to and acknowledged before me by the said Giorgio Riva, as of this 18th day of March, 2026.

/s/ Cole Blair
Notary Public

My commission expires on:
COLE THOMPSON BLAIR
Notary Public, State of New York
No. 01BL0042336
Qualified in New York County
Commission Expires 10/01/2029

Signature Page to Power of Attorney